UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2007

Vitro Diagnostics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-17378

Nevada	84-1012042
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

12635 E. Montview Blvd, Aurora, CO 80045
(Address of principal executive offices, including zip code)

(720) 859-4120
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 4.01.    Changes in Registrant's Certifying Accountant

On January 16, 2007, the Board of Directors of Vitro Diagnostics, Inc. (the "Company") engaged Schumacher & Associates, Inc., Certified Public Accountants, as its principal accountant and indpendent auditor for the fiscal year ended October 31, 2006 and simultaneously accepted the resignation of Miller and McCollom, Certified Public Accountants, its former accountant.

The audit reports of the Company on its financial statements for the past two fiscal years ended October 31, 2004 and 2005 did not contain any adverse opinion or disclaimer of opinion. The reports for the two years ended October 31, 2005 contained a paragraph raising doubt about the Company's ability to continue as a going concern; otherwise, the reports were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company's fiscal year ended October 31, 2005 and the subsequent interim period up to January 16, 2007, there were no disagreements with Miller & McCollom, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure which, if not resolved to Miller and McCollom's satisfaction, would have caused Miller and McCollom to make reference to the subject matter of such disagreement in connection with its report on the Company's financial statements for such periods. Miller and McCollom did not audit the Company's financial statements for the fiscal year ended October 31, 2004.

The Company has provided Miller and McCollom, Certified Public Accountants, with a copy of the forgoing disclosures. Attached as Exhibit 16 is a copy of Miller and McCollom's letter dated January 16, 2007 stating its agreement with such statements

Item 9.01.    Financial Statements and Exhibits

16 Letter of Miller and McCollom, Certified Public Accountants, dated January 16, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitro Diagnostics, Inc.

Date: January 22, 2007	By:	/s/ James R. Musick
James R. Musick
President, Chairman of the Board, Chief Executive and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-16.